Exhibit T3A.14

CORPORATE ACCESS NUMBER: 2012445603

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

LONGYEAR CANADA, ULC

AMENDED ITS ARTICLES ON 2006/06/08.

June 8, 2006, 5:03:56 PM

1244560 ALBERTA LTD.

The undersigned, being the sole shareholder of 1244560 Alberta Ltd. (the “Corporation”), hereby signs the following resolutions:

RESOLVED as a Special Resolution that:

1.                           The Articles of the Corporation be amended pursuant to Section 173(l)(a) of the Business Corporations Act (Alberta) by deleting the name “1244560 Alberta Ltd.” and substituting therefor the name “Longyear Canada, ULC”.

2.                           The Articles of the Corporation are amended in accordance with Section (173)(1)(m.1) of the Business Corporations Act to convert the Corporation to an Unlimited Liability Corporation by adding to the Other Provisions the following paragraph:

“(b)	The liability of each of the shareholders of the Unlimited Liability Corporation for any liability, act or default of the Unlimited Liability Corporation is unlimited in extent and joint and several in nature.”

3.                           The directors and officers are severally authorized to execute such documents, including articles of amendment, and to take such other action as in their discretion they consider necessary or desirable to implement the foregoing.

DATED as of June 1, 2006.

Boart Longyear International Holdings, Inc.

Per:	/s/ [Illegible]

SCHEDULE RE OTHER PROVISIONS FOR

LONGYEAR CANADA, ULC

(a)	The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at expiration of the last annual meeting.

(b)	The liability of each of the shareholders of the Unlimited Liability Corporation for any liability, act or default of the Unlimited Liability Corporation is unlimited in extent and joint and several in nature.

June 8, 2006, 5:08:38 PM

SCHEDULE RE OTHER PROVISIONS FOR

LONGYEAR CANADA, ULC

(a)	The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at expiration of the last annual meeting.

(b)	The liability of each of the shareholders of the Unlimited Liability Corporation for any liability, act or default of the Unlimited Liability Corporation is unlimited in extent and joint and several in nature.

Name/Structure Change Alberta Corporation - Registration Statement

Alberta Amendment Date: 2006/06/08

Service Request Number:	8771217
Corporate Access Number:	2012445603
Legal Entity Name:	1244560 ALBERTA LTD.
French Equivalent Name:
Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	LONGYEAR CANADA, ULC
New French Equivalent Name:
Nuans Number:	86705637
Nuans Date:	2006/05/23
French Nuans Number:
French Nuans Date:

Share Structure:	SEE SCHEDULE RE AUTHORIZED SHARES
Share Transfers Restrictions:	SEE SCHEDULE RE RESTRICTIONS ON SHARE TRANSFERS
Number of Directors:
Min Number Of Directors:	1
Max Number Of Directors:	10
Business Restricted To:	NOT APPLICABLE
Business Restricted From:	NOT APPLICABLE
Other Provisions:	SEE SCHEDULE RE OTHER PROVISION
BCA Section/Subsection:	173(1)(A), (M.1), (N)

Professional Endorsement Provided:

Future Dating Required:

Annual Return

No Records returned

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Other Rules or Provisions	ELECTRONIC	2006/05/24
Letter of Approval	10000904100284345	2006/05/24
Share Structure	ELECTRONIC	2006/05/24
Restrictions on Share Transfers	ELECTRONIC	2006/05/24
Other Rules or Provisions	ELECTRONIC	2006/06/08

Registration Authorized By: BARCLAY A. LAUGHLAND

       SOLICITOR

June 8, 2006, 5:07:54 PM

Name/Structure Change Alberta Corporation – Pre-Registration Confirmation Report

Service Request Number:	8771217
Corporate Access Number:	2012445603
Legal Entity Name:	1244560 ALBERTA LTD.
French Equivalent Name:
Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	LONGYEAR CANADA, ULC
New French Equivalent Name:
Nuans Number:	86705637
Nuans Date:	2006/05/23
French Nuans Number:
French Nuans Date:

Share Structure:	SEE SCHEDULE RE AUTHORIZED SHARES
Share Transfers Restrictions:	SEE SCHEDULE RE RESTRICTIONS ON SHARE TRANSFERS
Number of Directors:
Min Number Of Directors:	1
Max Number Of Directors:	10
Business Restricted To:	NOT APPLICABLE
Business Restricted From:	NOT APPLICABLE
Other Provisions:	SEE SCHEDULE RE OTHER PROVISIONS
BCA Section/Subsection:	173(1)(A), (M.1), (N)

Professional Endorsement Provided:

Future Dating Required:

Annual Return

No Records returned

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Other Rules or Provisions	ELECTRONIC	2006/05/24
Letter of Approval	10000904100284345	2006/05/24
Share Structure	ELECTRONIC	2006/05/24
Restrictions on Share Transfers	ELECTRONIC	2006/05/24
Other Rules or Provisions	ELECTRONIC	2006/06/08

Registration Authorized By: BARCLAY A. LAUGHLAND (MCCARTHY TETRAULT LLP)

       SOLICITOR

Articles Of Amendment

Business Corporations Act

Sections 29 or 177

1. Name of Corporation	2. Corporate Access Number

1244560 ALBERTA LTD.	2012445603

The Articles of Continuance of the above named corporation are amended in accordance with Section 173(1)(a) of the Business Corporations Act (Alberta) by deleting the name “1244560 Alberta Ltd.” and substituting therefor the name “Longyear Canada, ULC”.

The Articles of Continuance of the above named corporation are amended in accordance with Section (173)(1)(m.1) of the Business Corporations Act (Alberta) to convert the above named corporation to an Unlimited Liability Corporation by adding to the Schedule Re Other Provisions the following paragraph:

“The liability of each of the shareholders of the Unlimited Liability Corporation for any liability, act or default of the Unlimited Liability Corporation is unlimited to extent and joint and several in nature.”

Accordingly the Schedule Re Other Provisions, as amended and restated, shall read as set out in the attached Schedule Re Other Provisions.

FILED

June 8, 2006
McCarthy Tétrault LLP
Calgary, Alberta

Per:	/s/ [Illegible]

/s/ [Illegible]
Name of Person Authorizing (please Print)	Signature

June 8, 2006
Title (please print)	Date

This information is being collected for the purposes of corporate registry records in accordance with the Business Corporations Act. Questions about the collection of this information can be directed to the freedom of Information and Protection of Privacy Coordination for Alberta Registration Research and Program Support 3rd Floor, [Illegible].

REG [Illegible]

SCHEDULE RE OTHER PROVISIONS FOR

LONGYEAR CANADA, ULC

(a)	The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at expiration of the last annual meeting.

(b)	The liability of each of the shareholders of the Unlimited Liability Corporation for any liability, act or default of the Unlimited Liability Corporation is unlimited in extent and joint and several in nature.

FILED

June 8, 2006
McCarthy Tétrault LLP
Calgary, Alberta

Per:	/s/ [Illegible]

May 24, 2006

INDUSTRY CANADA

9TH FLOOR 365 LAURIER AVENUE WEST

OTTAWA, ONTARIO

K1A 0C8

RE:	1244560 ALBERTA LTD. CORPORATE ACCESS NUMBER: 2012445603

1244560 ALBERTA LTD. has been continued into Alberta as if it has been incorporated here.

I am enclosing a copy of the Certificate of Continuance for your records.

Registrar of Corporations

Province of Alberta

CORPORATE ACCESS NUMBER: 2012445603

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

CONTINUANCE

1244560 ALBERTA LTD. (FORMERLY: 4345061 CANADA INC.)

CONTINUED FROM CANADA TO ALBERTA ON 2006/05/24.

Articles of Continuance

For

1244560 ALBERTA LTD.

Share Structure:	SEE SCHEDULE RE AUTHORIZED SHARES
Share Transfers Restrictions:	SEE SCHEDULE RE RESTRICTIONS ON SHARE TRANSFERS
Number of Directors:
Min Number Of Directors:	1
Max Number Of Directors:	10
Business Restricted To:	NOT APPLICABLE
Business Restricted From:	NOT APPLICABLE
Other Provisions:	SEE SCHEDULE RE OTHER PROVISIONS

Registration Authorized By: MICHAEL J. BENNETT

                              SOLICITOR

Continuance Into Alberta – Registration Statement

Alberta Registration Date: 2006/05/24

Corporate Access Number: 2012445603

Service Request Number:	8704421
Alberta Corporation Type:	Numbered Alberta Corporation
Legal Entity Name:	1244560 ALBERTA LTD.
French Equivalent Name:
Nuans Number:
Nuans Date:
French Nuans Number:
French Nuans Date:

REGISTERED ADDRESS
Street:	3300, 421 – 7 AVENUE S.W.
Legal Description:
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 4K9

RECORDS ADDRESS
Street:	3300, 421 – 7 AVENUE S.W.
Legal Description:
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 4K9

ADDRESS FOR SERVICE BY MAIL
Post Office Box:
City:
Province:
Postal Code:
Internet Mail ID:

Share Structure:	SEE SCHEDULE RE AUTHORIZED SHARES

Share Transfers Restrictions:	SEE SCHEDULE RE RESTRICTIONS OR SHARE TRANSFERS

Number of Directors:

Min Number Of Directors:	1
Max Number Of Directors:	10
Business Restricted To:	NOT APPLICABLE
Business Restricted From:	NOT APPLICABLE
Other Provisions:	SEE SCHEDULE RE OTHER PROVISIONS

Professional Endorsement Provided:
Alberta Corporate Access Number:
Future Dating Requited:
Registration Date:	2006/05/24

Director

Last Name:	SELLWOOD
First Name:	RONALD
Middle Name:	A.
Street/Box Number:	31 SUSSEX ROAD PARKWOOD
City:	JOHANNESBURG
Province:
Postal Code:
Country:	SOUTH AFRICA
Resident Canadian:

Last Name:	SUTHERLAND
First Name:	DAVID
Middle Name:
Street/Box Number:	65 CRANLEIGH WAY S.E.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T3M 1E1
Country:
Resident Canadian:	Y

Last Name:	NEWTON
First Name:	PETER
Middle Name:	F. M.
Street/Box Number:	18 CANTERBURY CRESCENT
City:	NORTH BAY
Province:	ONTARIO
Postal Code:	P1C 1K9

Country:
Resident Canadian: Y

Continuance

Name In Previous Jurisdiction	Corporate Access Number In Previous Jurisdiction	Previous Jurisdiction	Date Created In Previous Jurisdiction
4345061 CANADA INC.	435501-6	CANADA	2006/04/01

Attachment

Attachment	Microfilm Bar Code	Date Recorded
Other Rules or Provisions	ELECTRONIC	2006/05/24
Letter of Approval	10000904100284345	2006/05/24
Share Structure	ELECTRONIC	2006/05/24
Restrictions on Share Transfers	ELECTRONIC	2006/05/24

Registration Authorized By: MICHAEL J. BENNETT
                              SOLICITOR

SCHEDULE RE AUTHORIZED SHARES

The authorized capital of the Corporation shall consist of an unlimited number of Common Shares.

1.          The rights, privileges, restrictions and conditions attaching to the Common Shares are as follows:

(a)          Payment of Dividends: The holders of the Common Shares shall be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or concurrently with the holders of the Common Shares, the board of directors may in its sole discretion declare dividends on the Common Shares to the exclusion of any other class of shares of the Corporation.

(b)          Participation upon Liquidation, Dissolution or Winding Up: In the event of the liquidation, dissolution or winding up of the corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Common Shares shall, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive assets of the Corporation upon such a distribution in priority to or concurrently with the holders of the Common Shares, be entitled to participate in the distribution. Such distribution shall be made in equal amounts per share on all the Common Shares at the time outstanding without preference or distinction.

(c)          Voting Rights: The holders of the Common Shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one (1) vote in respect of each Common Share held at all such meetings.

SCHEDULE RE SHARE TRANSFER RESTRICTIONS

No security of the Corporation, other than a non-convertible debt security, may be transferred without the consent of:

(a)          the board of directors of the Corporation, expressed by a resolution duly passed at a meeting of the directors;

(b)          a majority of the directors of the Corporation, expressed by an instrument or instruments in writing signed by such directors;

(c)          the holders of the voting shares of the Corporation, expressed by a resolution duly passed at a meeting of the holders of voting shares; or

(d)          the holders of the voting shares of the Corporation representing a majority of the votes attached to all the voting shares, expressed by an instrument or instruments in writing signed by such holders.

SCHEDULE RE OTHER PROVISIONS

The directors may, between annual general meetings appoint one or more additional directors of the Corporation to serve until the next annual general meeting but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at expiration of the last annual meeting